Exhibit 10.1

SELLER SUPPORT AGREEMENT

This Seller Support Agreement (this “Agreement”) is made as of June 10, 2026 by and among (i) Copley Acquisition Corp, a Cayman Islands exempted company incorporated with limited liability (together with its successors, including after the Conversion (as defined below), the “SPAC”), (ii) Ignite Proteomics, LLC, a Delaware limited liability company (the “Company”), and (iii) the undersigned holders of membership interests and/or interests convertible into membership interests (collectively, the “Holders” and each, a “Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, (i) the SPAC, (ii) Ignite Proteomics Holdings, Inc., a Delaware corporation (“Pubco”), (iii) Ignite Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (iv) Ignite Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), (v) the Company, (vi) the SPAC Representative (as therein defined), and (vii) the Seller Representative (as therein defined), have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, (a) prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the SPAC shall transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to convert into and become a Delaware corporation pursuant to the Cayman Islands Companies Act (as Revised) (the “Act”) and the applicable provisions of the Delaware General Corporation Law (“DGCL”) (the “Conversion”), and, at the Closing, (b) SPAC Merger Sub will merge with and into the SPAC, with the SPAC continuing as the surviving entity (the “SPAC Merger”), with the security holders of the SPAC receiving substantially equivalent security of Pubco, and (c) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”), with the security holders of the Company receiving shares of Pubco Common Stock, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the DGCL and the Act; and

WHEREAS, as a condition to the willingness of the SPAC to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by each Holder thereunder, and the expenses and efforts to be undertaken by the SPAC and the Company to consummate the Business Combination Agreement, the Ancillary Documents, the Company Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), the SPAC, the Company and such Holder desire to enter into this Agreement in order for such Holder to provide certain assurances to the SPAC regarding the manner in which such Holder is bound hereunder to vote any membership interest of the Company or other equity interests of the Company which such Holder beneficially owns, holds or otherwise has voting power (the “Membership Interests”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Company Merger, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions. Each Holder agrees, with respect to all of the Membership Interests:

(a) during the Voting Period, at each meeting of the members of the Company (the “Company Members”) or any class or series thereof, and in each written consent or resolutions of any of the Company Members in which such Holder is entitled to vote or consent as a member of the Company, such Holder hereby unconditionally and irrevocably agrees to be present for such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote (in person or by proxy), or consent to any action by written consent or resolution, in accordance with the applicable provisions of the Company’s Operating Agreement dated May 29, 2024, and with respect to, as applicable, the Membership Interests (i) in favor of, and adopt, the Company Merger, the Business Combination Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents (including the Company Operating Agreement), and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Business Combination Agreement, and (iii) to vote the Membership Interests in opposition to: (A) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Company Merger, the Business Combination Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents; (B) other than as contemplated by the Business Combination Agreement or the Ancillary Documents, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents (including the Company Operating Agreement) or (y) the Company’s limited liability company structure or business; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the Company Merger, the Business Combination Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by Pubco, the Company or the SPAC in order to carry out the terms and provisions of this Section 1, including, without limitation, (i) execution and delivery to the Company of a Letter of Transmittal and the Transmittal Documents, (ii) if applicable, delivery of such Holder’s Company Certificate (or a Lost Certificate Affidavit in lieu of the Company Certificate), duly endorsed for transfer, to Pubco and any similar or related documents and such other documents as may be reasonably requested by Pubco or the SPAC or the Exchange Agent, (iii) any actions by written consent of the Company Members presented to such Holder, and (iv) any applicable Ancillary Documents (including, without limitation, a Lock-Up Agreement and a Non-Competition and Non-Solicitation Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Membership Interests owned by such Holder or his/her/its Affiliates in a voting trust or subject any Membership Interests to any arrangement or agreement with respect to the voting of such Membership Interests, unless specifically requested to do so by the Company and the SPAC in connection with the Business Combination Agreement, the Ancillary Documents or the Transactions;

(d) except as contemplated by the Business Combination Agreement or the Ancillary Documents, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Membership Interests in connection with any vote or other action with respect to the Transactions, other than to recommend that the members of the Company vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Company Merger, the Business Combination Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the DGCL.

2. Grant of Proxy. Each Holder, with respect to all of such Holder’s Membership Interests, hereby irrevocably grants to, and appoints, the SPAC and any designee of the SPAC (determined in SPAC’s sole discretion) as such Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Membership Interests owned (whether beneficially or of record) by such Holder as of the date hereof and as of immediately prior to the Effective Time, with respect to any vote related to approval of the Business Combination Agreement and the Transactions. The proxy granted by such Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the SPAC entering into this Agreement and the Business Combination Agreement and incurring certain related fees and expenses. Each Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 6(a), is intended to be irrevocable. Each Holder agrees, until this Agreement is terminated in accordance with Section 6(a), to vote its Membership Interests in accordance with Section 1 above.

3. Other Covenants.

(a) No Transfers. Each Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the SPAC’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), (B) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Membership Interests; (C) grant any proxies or powers of attorney with respect to any or all of the Membership Interests; (D) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents (including the Company Operating Agreement), as in effect on the date hereof) with respect to any or all of the Membership Interests; or (E) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Membership Interests in violation of this Agreement. Each Holder agrees with, and covenants to, the SPAC that such Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Membership Interests during the term of this Agreement without the prior written consent of the SPAC, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Changes to Membership Interests. In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Membership Interests” shall be deemed to refer to and include the Membership Interests as well as all such equity distributions and any securities into which or for which any or all of the Membership Interests may be changed or exchanged or which are received in such transaction. Each Holder agrees during the Voting Period to notify the SPAC and the Company promptly in writing of the number and type of any changes to Holder’s ownership of or voting rights with respect to the Membership Interests, upon Holder’s acquisition or commitment to acquire any additional Membership Interests or upon any other changes involving Holder relating to the equity interests or securities convertible or exercisable for equity interests of the Company.

(c) Compliance with Business Combination Agreement. Each Holder agrees during the Voting Period not to take or agree or commit to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect. Each Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the SPAC to effect the Company Merger, all other Transactions, the Business Combination Agreement, the Ancillary Documents and the provisions of this Agreement. During the Voting Period, each Holder shall not authorize or permit any of its Representatives to, directly or indirectly, cause the Company to, take any action that the Company is prohibited from taking pursuant to Section 6.2 of the Business Combination Agreement (unless the SPAC shall have consented thereto).

(d) Registration Statement. During the Voting Period, each Holder agrees to provide to Pubco, the SPAC, the Company and their respective Representatives any information regarding such Holder or the Membership Interests that is reasonably requested by Pubco, the SPAC, Company or their respective Representatives for inclusion in the Registration Statement.

(e) Publicity. Except for disclosure required by the SEC, Nasdaq or NYSE, which disclosure is hereby expressly authorized, Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the SPAC. Each Holder hereby authorizes the Company and the SPAC to publish and disclose in any announcement or disclosure required by the SEC, NYSE or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Membership Interests and the nature of such Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

4. Representations and Warranties of Holders. Each Holder hereby represents and warrants to the SPAC and the Company as follows:

(a) Binding Agreement. Such Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Such Holder understands and acknowledges that the SPAC is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Membership Interests. As of the date hereof, such Holder has beneficial ownership over the Membership Interests set forth under such Holder’s name on the signature page hereto, is the lawful owner of such Membership Interests, has the sole power to vote or cause to be voted such Membership Interests (to the extent the Membership Interests have associated voting rights), and has good and valid title to such Membership Interests, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents (including the Company Operating Agreement), as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Membership Interests of the Company set forth under such Holder’s name on the signature page hereto, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Membership Interests or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Membership Interests, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Membership Interests and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5. Waiver and Release of Claims. Holder covenants and agrees as follows:

(a) Subject to and conditioned upon the Closing, effective as of the Closing (and subject to the limitations set forth in paragraph (d) below), Holder, on behalf of itself and its Affiliates and its and their respective successors, assigns, representatives, administrators, executors and agents, and any other person or entity claiming by, through, or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties,” provided, for the avoidance of doubt, that the SPAC, shall not be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge Pubco, the SPAC, the Company, and each of their past and present directors, officers, employees, agents, predecessors, successors, assigns, and Subsidiaries, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing, in each case to the extent arising out of or relating to Holder’s capacity as a current or former member of the Company or holder of any other equity securities of the Company (or securities convertible into equity securities of the Company) (each a “Claim” and, collectively, the “Claims”).

(b) Holder acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, and that it may hereafter come to have a different understanding of the law that may apply to potential claims which it is releasing hereunder, but it affirms that, except as is otherwise specifically provided herein, it is its intention to fully, finally and forever settle and release any and all Claims. In furtherance of this intention, Holder acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases with respect to the specified subject matter notwithstanding the discovery or existence of any such additional facts or different understandings of law.

(c) Holder understands that Holder has the right not to release existing Claims of which Holder is not aware, unless Holder voluntarily chooses to waive this right. Having been so apprised, Holder elects to assume all risks for Claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 5, in each case, effective as of the Closing. Holder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 5 and that, without such waiver, the SPAC and the Company would not have agreed to the terms of this Agreement.

(d) Notwithstanding the foregoing provisions of this Section 5 or anything to the contrary set forth herein, the Releasing Parties do not release or discharge, and each Releasing Party expressly does not release or discharge: (i) any Claims that arise under or are based upon the terms of the Business Combination Agreement, this Agreement, any of the Ancillary Documents, or any other document, certificate or Contract executed or delivered in connection with the Business Combination Agreement, as each such agreement or instrument may be amended in accordance with its terms and the terms set forth in (A) the Business Combination Agreement or (B) this Agreement or the other Ancillary Documents (if and to the extent applicable), (ii) any rights with respect to the Membership Interests of the Company or the SPAC owned by such Releasing Party, (iii) any Claims for indemnification, contribution, set-off, reimbursement or similar rights pursuant to any organizational document of the Company or any indemnity or similar agreements by the Company with or for the benefit of a Releasing Party solely to the extent (in each case) contemplated by Section 6.18 of the Business Combination Agreement, (iv) any Claims for compensation, reimbursement of expenses or benefits payable to such Holder in his, her or its capacity as an officer, director, employee, consultant or contractor of the Company or any of its Subsidiaries; or (v) any Claims for obligations pursuant to, or other rights set forth in, any employment or similar agreement between Holder, on the one hand, and the Company or any Subsidiary of the Company, on the other hand, together with any other agreements, documents, instruments or certificates contemplated by the foregoing, as well as any other employment related rights that such Holder has by Contract or pursuant to applicable Law.

6. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the SPAC, the Company or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the SPAC and the Company, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by operation of Law or otherwise without the prior written consent of the SPAC and the Company (and after the Closing, Pubco), and any purported assignment, transfer or delegation without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(g) (and in the case of Holder, the address set forth on such Holder’s signature page). Nothing in this Section 6(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the SPAC, to: Copley Acquisition Corp. Suite 4005-4006, 40/F, One Exchange Square 8 Connaught Place, Central, Hong Kong Attn: Email:

with a copy (which will not constitute notice) to:

Winston Taylor LLP
800 Capitol St., Suite 2400
Houston, Texas 77002
Attn: Michael J. Blankenship
Telephone No.: (713) 651-2678
Email: mblankenship@winstontaylor.com

If to the Company, to: Ignite Proteomics, LLC 15000 West 6th Avenue, Suite 400 Golden, Colorado 80401 Attn: Jeffrey M. Busch Telephone No.: 202-286-8824 Email: jeff.busch@igniteproteomic.com with a copy (which will not constitute notice) to:

Meister Seelig & Schuster PLLC

125 Park Avenue, 7th Floor
New York, New York 10017

Attn: Louis Lombardo

Telephone No.: 212-655-3518

Email: ll@mss-pllc.com

If to a Holder, to: the address set forth under such Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the SPAC (and each of their copies for notices hereunder).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the SPAC, the Company and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the Company and the SPAC will not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the SPAC shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, the Company and the SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Members entering into voting agreements with the Company or the SPAC. No Holder is affiliated with any other holder of Membership Interests entering into a voting or support agreement with the Company or the SPAC in connection with the Business Combination Agreement and Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Membership Interests.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the SPAC or any of the obligations of any Holder under any other agreement between such Holder and the SPAC or any certificate or instrument executed by such Holder in favor of the SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the SPAC or any of the obligations of such Holder under this Agreement.

(o) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The SPAC:

COPLEY ACQUISITION CORP

By:
Name:	Chibo Tang
Title:	Co-Chief Executive Officer

The Company:

IGNITE PROTEOMICS, LLC

By:
Name:	Jeffrey M. Busch
Title:	CEO

[Signature Pages Continue]

{Signature Page to Seller Support Agreement}

Holder:

By:
Name:

Total Membership Interests:

Number and class of Units of the Company: ______________

Address for Notice:

Address:

Telephone No.:
Email:

{Signature Page to Seller Support Agreement}

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